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                                                                Exhibit 99(g)(7)

            FIRST AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

     FIRST AMENDMENT made as of this 10th day of December, 2003 to the TRANSFER AGENCY AND SERVICE AGREEMENT, dated September 1, 2001 (the "Agreement") between THE GLENMEDE FUND, INC., a corporation organized under the laws of the state of Maryland (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

     WHEREAS, the Fund and Bank have entered into the Agreement;

     WHEREAS, the Fund and the Bank desire to amend the Agreement;

     NOW, THEREFORE, the Fund and the Bank agree to amend the Agreement as follows:

     1. DEFINITIONS. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

     2. TERMINATION. Section 16.1 of the Agreement is amended by deleting the first sentence of such Section 16.1 in its entirety and inserting in lieu thereof the following:

          "The term of this Agreement shall run through September 1, 2007 (the "Initial Term"), unless earlier terminated as provided herein."

     3. ADDITIONAL FUNDS. APPENDIX A to the Agreement shall be amended by deleting such APPENDIX A in its entirety and inserting in lieu thereof APPENDIX A as attached hereto.

     4.   MISCELLANEOUS.

     (a) Except as amended hereby, the Agreement shall remain in full force and effect.

     (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and the year first above written.


                                       THE GLENMEDE FUND, INC.


                                       By:
                                       Name:
                                       Title:


                                       INVESTORS BANK & TRUST COMPANY


                                       By:
                                       Name:
                                       Title:

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                                   APPENDIX A

                        Series of The Glenmede Fund, Inc.

                           Core Fixed Income Portfolio
                            Government Cash Portfolio
                      Institutional International Portfolio
                             International Portfolio
                            Large Cap Value Portfolio
                      Small Capitalization Growth Portfolio
                           Small Cap Equity Portfolio
                           Strategic Equity Portfolio
                            Tax-Exempt Cash Portfolio
                             Large Cap 100 Portfolio
                           Large Cap Growth Portfolio

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